Exhibit 23

INDEPENDENT AUDITORS' CONSENT

Shareholders and Board of Directors
Berlitz International, Inc.
400 Alexander Park
Princeton, NJ  08540

We consent to the incorporation by reference in Registration Statement No. 333-69199 of Berlitz International, Inc. on Form S-8 of our report dated February 26, 1999 (March 12, 1999 as to Note 15), appearing in this Annual Report on Form 10-KA of Berlitz International, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche, LLP
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New York, New York
March 31, 1999